Exhibit A
Joint Filing Agreement
     The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock, $0.50 par value of Carmax, Inc., dated as of February 13, 2003, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.
Date: February 13, 2003

MAVERICK CAPITAL, LTD.

By:	Maverick Capital Management, LLC
Its General Partner

	By:	Lee S. Ainslie III, Manager

		By:	/s/ John T. McCafferty

John T. McCafferty
Under Power of Attorney dated
February 13, 2003

MAVERICK CAPITAL MANAGEMENT, LLC

By:	Lee S. Ainslie III, Manager

	By:	/s/ John T. McCafferty

John T. McCafferty
Under Power of Attorney dated
February 13, 2003

LEE S. AINSLIE III

By:	/s/ John T. McCafferty

John T. McCafferty
Under Power of Attorney dated
February 13, 2003